Exhibit 99.1

Press Release

RTI Surgical® Announces Fourth Quarter and Full Year 2018 Results

Results in Line with Guidance Driven by Operational Excellence Initiatives and Growth in Spine and OEM Franchises

ALACHUA, Fla., February 28, 2019 – RTI Surgical, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the fourth quarter and full year of 2018.

Fourth Quarter 2018 Highlights:

•	Revenue increased to $71.2 million

•	Net income of $2.1 million, inclusive of $1.0 million of net non-recurring expenses

•	Adjusted EBITDA of $7.7 million, or 11% of revenue

Full Year 2018 Highlights:

•	2018 revenues increased to $280.9 million

•	Net loss of $3.4 million, inclusive of $11.0 million of net non-recurring expenses

•	Adjusted EBITDA of $33.7 million, or 12% of revenue

•	Provides 2019 revenue guidance

“Our fourth quarter and full year 2018 results demonstrate solid financial performance resulting from consistent progress across our key strategic initiatives,” stated Camille Farhat, President and CEO. “We believe the ongoing successful efforts to reduce complexity and drive operational excellence, including significant cost reduction efforts in tissue manufacturing, are providing the foundation to accelerate RTI’s growth. In 2018, we returned OEM to growth and continued to transition customers to long-term partners signaling the strength of our relationships and importance of our products to our partners. Further, the definitive agreement to acquire Paradigm Spine, announced in November 2018 and anticipated to close in early March, will contribute to the formidable platform of differentiated spine implants we established in 2018.”

Farhat continued, “We believe our accomplishments in 2018 have provided an exceptionally strong foundation to support our performance in 2019 and beyond. Our investment in rebuilding the spine pipeline has revitalized our new product development efforts, which we anticipate will serve as a catalyst for organic growth starting in 2020. We will work to continue to reduce the complexity of our business and extend operational excellence throughout the Company to accelerate the growth trajectory of RTI. We expect our performance will be driven by the successful integration of Paradigm, disciplined R&D efforts and the continued exploration of acquisition opportunities. We are excited for the year ahead.”

Fourth Quarter 2018

RTI’s worldwide revenues for the fourth quarter of 2018 were $71.2 million, compared with $70.8 million during the same period in the prior year. Gross profit for the fourth quarter of 2018 was $38.7 million, or 54.4% of revenues, a significant increase compared to $36.3 million, or 51.2% of revenues, in the fourth quarter of 2017.

During the fourth quarter of 2018, RTI incurred non-recurring pre-tax charges to support the ongoing strategic transformation of the business. The Company incurred $2.2 million in

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acquisition and integration costs related primarily to its potential acquisition of Paradigm Spine LLC. The Company incurred $0.6 million of severance and restructuring charges to complete the rationalization of the international infrastructure and transition distribution to a third-party logistics partner.

Net income applicable to common shares was $2.1 million, or $0.03 per fully diluted common share in the fourth quarter of 2018, compared to net loss applicable to common shares of $8.6 million, or $0.14 per fully diluted common share in the fourth quarter of 2017. As outlined in the reconciliation tables that follow, excluding the impact of the various non-recurring charges, Adjusted Net Income applicable to common shares was $3.0 million, or $0.04 per fully diluted common share in the fourth quarter of 2018 compared to $1.6 million, or $0.03 per fully diluted common share, in the fourth quarter of 2017.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the fourth quarter of 2018 was $7.7 million, or 11% of revenues, compared with $9.4 million, or 13% of revenues for the fourth quarter of 2017. The decline in Adjusted EBITDA was primarily driven by increased patent litigation costs and operating expenses resulting from accelerating growth due to incremental operating costs from the acquisition of Zyga Technologies completed in January of 2018, and partially offset by gross margin expansion associated with the efforts to reduce complexity and increase operational excellence initiated during 2017.

Full Year 2018

Worldwide revenues were $280.9 million for the full year 2018, an increase of 0.5 percent compared to revenues of $279.6 million for the full year 2017. Adjusting for the $8.2 million reduction from the sale of substantially all the assets of the Cardiothoracic Closure business completed in August 2017, total revenues increased $9.5 million or 3.5%, driven by growth in both the spine and OEM franchises. Gross profit for the full year 2018 was $140.1 million, or 49.9% of revenues compared to $142.5 million, or 51.0% of revenues in 2017. Adjusting for the $8.2 million of various non-recurring charges, gross profit for the full year 2018 was $148.3 million, or 52.8% of revenues.

During the year, RTI incurred non-recurring pre-tax charges to support the ongoing strategic transformation of the business. The Company incurred $4.9 million of acquisition and integration costs to support the acquisitions of Zyga Technologies and Paradigm Spine. The Company incurred $2.3 million of severance and restructuring charges to complete the rationalization of the international infrastructure. The Company incurred $4.5 million in asset impairment and abandonment charges related to ending distribution of our map3® implant. Finally, the Company recognized a $3.0 million gain from a cash contingency consideration related to the release of escrow funds held at the close of the Cardiothoracic Closure sale. During 2018, the Company incurred $17.2 million of pre-tax non-recurring charges.

During the third quarter of 2017, RTI completed the sale of substantially all the assets related to its cardiothoracic closure business for total consideration of $54 million, plus an additional $6 million in contingent cash consideration. In conjunction with the sale of the cardiothoracic closure business, the Company recognized a gain of $34.1 million, or $18.2 million after tax.

Net loss applicable to common shares was $3.4 million, or $0.05 per fully diluted common share for the full year 2018, compared to net income applicable to common shares of $2.5 million, or

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$0.04 per fully diluted common share for the full year 2017. As outlined in the reconciliation tables that follow, excluding the after-tax impact of the non-recurring charges, adjusted net income applicable to common shares was $7.6 million, or $0.12 per fully diluted common share for the full year 2018 compared to $3.1 million, or $0.05 per fully diluted common share, in 2017.

Adjusted EBITDA for the full year 2018 was $33.7 million, or 12% of revenues compared with $32.3 million, or 12% of revenues in 2017.

Fiscal 2019 Outlook

Based on our recent financial results and current business outlook, the Company has developed the following financial guidance for 2019:

•	The Company expects full year revenues in the range of approximately $325 million to $335 million, representing approximately 15% to 19% growth over the prior year.

•	The Company expects full year Adjusted EBITDA to be in the range of approximately $36 million to $40 million, representing approximately 7% to 19% growth over the prior year.

The Company noted that guidance is based on the following assumptions:

•	Relatively stable economic and market conditions and regulatory environment;

•	Ongoing positive impacts from efforts to reduce complexity and implement operational excellence;

•	The successful closing of the acquisition of Paradigm Spine in March 2019 and a positive EBITDA contribution from Paradigm Spine;

•	Sustained favorable reimbursement from private payers; and,

•	The successful ongoing transition from map3® to ViBone®.

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International). The webcast can be accessed through the investor section of RTI’s website at www.rtix.com/investors. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in more than 40 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements made in this communication about the continued contribution of the OEM franchise to RTI’s growth, the impact of operational priorities on costs and their impact on RTI’s financial performance, RTI’s ability to meet its

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commitments, the implementation of RTI’s strategic initiatives, the acceleration of RTI’s growth, future performance and organic growth, the reduction in complexity of RTI’s operations, RTI’s ability to maintain partnerships in the organ procurement community, RTI’s ability to expand the number of patients it is able to serve, the impact of the transition from map3® to ViBone®, our growth strategy in spine, the expected closing of, and potential impact from, the Paradigm Spine, LLC acquisition, the integration of Zyga’s operations, the success of our new product development efforts, anticipated financial results, growth rates, new product introductions, future operational improvements, and fiscal 2019 guidance. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI’s ability to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI, general economic conditions, as well as those within RTI’s industry, RTI’s ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Paradigm Spine, LLC, Bears Holding Sub, Inc. filed a registration statement on Form S-4/A with the SEC on January 18, 2019. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WAS FILED AS A PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus were mailed to stockholders of the Company beginning on February 7, 2019. Investors and security holders are able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of Paradigm Spine, LLC. Information concerning the Company’s participants is set forth in the proxy statement, filed March 26, 2018, for the Company’s 2018 annual meeting of stockholders as filed

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with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction were included in the registration statement on Form S-4/A filed with the SEC on January 18, 2019, the proxy statement/prospectus, filed February 7, 2019, for the Company’s special meeting of stockholders as filed with the SEC on Schedule 14A, and other relevant materials filed with the SEC.

MEDIA AND INVESTOR CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

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RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$71,216	$70,816	$280,855	$279,563
Costs of processing and distribution	32,470	34,548	140,732	137,042

Gross profit	38,746	36,268	140,123	142,521

Expenses:
Marketing, general and administrative	31,891	28,258	119,217	115,103
Research and development	4,113	3,146	14,410	13,375
Severance and restructuring costs	572	1,550	2,280	12,173
Executive transition costs	—	2,781	—	2,781
Asset impairment and abandonments	26	3,739	4,774	3,739
Acquisition and integration expenses	2,202	630	4,943	630
Cardiothoracic closure business divestiture contingency consideration	—	—	(3,000)	—
Gain on cardiothoracic closure business divestiture	—	—	—	(34,090)

Total operating expenses	38,804	40,104	142,624	113,711

Operating (loss) income	(58)	(3,836)	(2,501)	28,810

Total other expense - net	(556)	(615)	(3,080)	(3,085)

(Loss) Income before income tax benefit (provision)	(614)	(4,451)	(5,581)	25,725
Income tax benefit (provision)	2,685	(3,202)	4,331	(19,453)

Net income (loss)	2,071	(7,653)	(1,250)	6,272

Convertible preferred dividend	—	(951)	(2,120)	(3,723)

Net income (loss) applicable to common shares	$2,071	$(8,604)	$(3,370)	$2,549

Net income (loss) per common share - basic	$0.03	$(0.14)	$(0.05)	$0.04

Net income (loss) per common share - diluted	$0.03	$(0.14)	$(0.05)	$0.04

Weighted average shares outstanding - basic	63,392,819	61,601,040	63,521,703	59,684,289

Weighted average shares outstanding - diluted	79,153,350	62,495,577	63,521,703	60,599,952

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RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Net income (loss) applicable to common shares	$2,071	$(8,604)	$(3,370)	$2,549
Interest expense, net	544	697	2,736	3,172
(Benefit) provision for income taxes	(2,685)	3,202	(4,331)	19,453
Depreciation	2,794	2,566	10,619	10,513
Amortization of intangible assets	981	956	3,950	3,713

EBITDA	3,705	(1,183)	9,604	39,400
Reconciling items impacting EBITDA
Preferred dividend	—	951	2,120	3,723
Non-cash stock based compensation	1,095	2,649	4,745	6,762
Foreign exchange loss (gain)	12	(82)	35	(87)
Other reconciling items *
Inventory write-off	—	—	7,582	—
Inventory purchase price adjustment	138	—	594	—
Severance and restructuring costs	572	1,550	2,280	11,020
Loss on extinguishment of debt	—	—	309	—
Executive transition costs	—	1,169	—	1,169
Asset impairment and abandonments	—	3,739	4,515	3,739
Acquisition and integration expenses	2,202	630	4,943	630
Cardiothoracic closure business divestiture contingency consideration	—	—	(3,000)	—
Gain on cardiothoracic closure business divestiture	—	—	—	(34,090)

Adjusted EBITDA	$7,724	$9,423	$33,727	$32,266

Adjusted EBITDA as a percent of revenues	11%	13%	12%	12%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

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RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	December 31, 2018		December 31, 2017
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
As reported	$2,071	$0.03	$(8,604)	$(0.14)
Severance and restructuring costs	572	0.01	1,550	0.02
Executive transition costs	—	—	2,781	0.04
Asset impairment and abandonments	—	—	3,739	0.06
Inventory purchase price adjustment	138	0.00	—	—
Acquisition and integration expenses	2,202	0.03	630	0.01
Net change in valuation allowance	(1,620)	(0.02)	—	—
Tax effect on new tax legislation	—	—	2,187	0.03
Tax effect on other adjustments	(324)	(0.00)	(694)	(0.01)

Adjusted *	$3,039	$0.04	$1,589	$0.03

	Twelve Months Ended
	December 31, 2018		December 31, 2017
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
As reported	$(3,370)	$(0.05)	$2,549	$0.04
Severance and restructuring costs	2,280	0.04	12,173	0.20
Executive transition costs	—	—	2,781	0.05
Asset impairment and abandonments	4,515	0.07	3,739	0.06
Inventory purchase price adjustment	594	0.01	—	—
Loss on extinguishment of debt	309	0.00	—	—
Inventory write-off	7,582	0.12	—	—
Acquisition and integration expenses	4,943	0.08	630	0.01
Cardiothoracic closure business divestiture contingency consideration	(3,000)	(0.05)	—	—
Gain on cardiothoracic closure business divestiture	—	—	(34,090)	(0.56)
Net change in valuation allowance	(1,620)	(0.03)	—	—
Tax effect on new tax legislation	(650)	(0.01)	2,187	0.04
Tax effect on other adjustments	(3,978)	(0.06)	13,162	0.22

Adjusted *	$7,605	$0.12	$3,131	$0.05

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

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Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares. The calculation of the tax effect on the adjustments between GAAP net (loss) income applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net (loss) income applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three and twelve months ended December 31, 2018 and 2017 as well as the reason for excluding the individual items:

Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our international operating infrastructure, specifically our distribution model. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Executive transition costs – This adjustment represents charges relating to hiring a new Chief Executive Officer and Chief Financial and Administrative Officer and the retirement of our former Chief Executive Officer. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Asset impairment and abandonments – These costs relate to asset impairment and abandonment due to lower distributions, and ultimate discontinuation, of our map3® implant and certain long-term assets at our U.S. and German facilities. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Zyga inventory that was sold during the year ended December 31, 2018. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Loss on extinguishment of debt – These costs relate to refinancing our debt. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory write-off – These costs relate to an inventory write-off due to the rationalization of our international distribution infrastructure and inventory write-off related to lower distributions, and ultimate discontinuation, of our map3® implant. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Acquisition and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Zyga and the agreement to acquire Paradigm Spine. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Cardiothoracic closure business divestiture contingency consideration – This adjustment represents the remaining cash contingency consideration received from the sale of substantially all the assets of our CT Business to A&E. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

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Gain on cardiothoracic closure business divestiture – This adjustment represents the gain relating to the sale of substantially all the assets of our CT Business to A&E. Management removes the amount of this gain from our operating results to supplement a comparison to our past operating performance.

Net change in valuation allowance – This adjustment represents a net change in valuation allowance relating to foreign and certain state deferred tax assets. Management removes the amount from our operating results to supplement a comparison to our past operating performance.

Tax effect on new tax legislation – This adjustment represents charges relating to the Tax Cuts and Jobs Act tax legislation which was enacted on December 22, 2017. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

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RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Spine	$20,749	$19,626	$79,687	$77,514
Sports	14,637	15,359	54,533	57,211
OEM	29,300	28,806	120,682	110,710
International	6,530	7,025	25,953	25,964
Cardiothoracic	—	—	—	8,164

Total revenues	$71,216	$70,816	$280,855	$279,563

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RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31,	December 31,
	2018	2017
Assets
Cash	$10,949	$22,381
Accounts receivable - net	48,351	35,081
Inventories - net	107,471	111,927
Prepaid and other assets	8,791	16,285

Total current assets	175,562	185,674

Property, plant and equipment - net	77,954	79,564
Goodwill	59,798	46,242
Other assets - net	47,872	34,426

Total assets	$361,186	$345,906

Liabilities and Stockholders’ Equity
Accounts payable	$26,309	$18,252
Accrued expenses and other current liabilities	29,591	30,478
Current portion of long-term obligations	—	4,268

Total current liabilities	55,900	52,998

Deferred revenue	744	3,741
Long-term liabilities	54,692	43,507

Total liabilities	111,336	100,246

Preferred stock	66,226	63,923

Stockholders’ equity:
Common stock and additional paid-in capital	428,338	425,132
Accumulated other comprehensive loss	(7,270)	(6,329)
Accumulated deficit	(237,444)	(237,066)

Total stockholders’ equity	183,624	181,737

Total liabilities and stockholders’ equity	$361,186	$345,906

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RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$2,071	$(7,653)	$(1,250)	$6,272
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	3,775	3,522	14,569	14,226
Stock-based compensation	1,095	2,649	4,745	6,660
Amortization of deferred revenue	(1,306)	(1,143)	(4,958)	(4,744)
Other items to reconcile to net cash provided by operating activities	132	7,938	3,668	(19,959)

Net cash provided by operating activities	5,767	5,313	16,774	2,455

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,936)	(1,943)	(11,042)	(12,301)
Patent and acquired intangible asset costs	(897)	(142)	(3,695)	(2,266)
Proceeds from sale of building	—	1,818	—	1,818
Acquisition of Zyga Technology	—	—	(21,000)	—
Cardiothoracic closure business divestiture	—	—	3,000	51,000

Net cash (used in) provided by investing activities	(4,833)	(267)	(32,737)	38,251

Cash flows from financing activities:
Proceeds from long-term obligations	—	—	74,425	6,000
Payments on long-term obligations	—	(3,625)	(71,171)	(43,000)
Other financing activities	18	3,187	1,317	4,602

Net cash provided by (used in) financing activities	18	(438)	4,571	(32,398)

Effect of exchange rate changes on cash and cash equivalents	(25)	29	(40)	224

Net increase (decrease) in cash and cash equivalents	927	4,637	(11,432)	8,532
Cash and cash equivalents, beginning of period	10,022	17,744	22,381	13,849

Cash and cash equivalents, end of period	$10,949	$22,381	$10,949	$22,381